UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2012

NEXTWAVE WIRELESS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33226	20-5361360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 305, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (619) 573-1570

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

NextWave Wireless Inc. (the “Company”) makes this filing on Form 8-K as required by the Scheduling Order (the “Scheduling Order”) entered on November 16, 2012, by the Court of Chancery of the State of Delaware (the “Court”) in connection with the proposed settlement (the “Settlement”) in Weiss v. Salmasi, et al., C.A. No. 7821-VCN (the “Action”). As previously disclosed by the Company in a Proxy Statement Schedule 14(A) filed on September 21, 2012, the Company entered into a memorandum of understanding with the parties in the Action and in the putative class action lawsuits captioned Rodriguez v. NextWave Wireless Inc., 37-2012-00103743-CU-SL-STL, and Juzwik v. NextWave Wireless, Inc., 37-2012-00103742-CU-SL-CTL, filed in the Superior Court of San Diego County, California. The material terms of the Settlement appear in the Stipulation of Settlement filed in the Action and attached hereto as Exhibit 99.1.

Pursuant to the Scheduling Order, the Notice of Pendency of Class Action, Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear attached hereto as Exhibit 99.2 (the “Notice”) will be mailed to all record holders of the Company’s common stock in the settlement class. All such record holders who are not also beneficial holders will be requested to forward the Notice to the beneficial holders of such shares.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit 99.1	– Stipulation of Settlement

Exhibit 99.2	– Notice of Pendency of Class Action, Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
	Name:	Francis J. Harding
	Title:	Executive Vice President and Chief Financial Officer

Date: December 6, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Stipulation of Settlement

99.2	Notice of Pendency of Class Action, Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear